AMERICAN CENTURY ETF TRUST

A Delaware Trust

THIRD AMENDED AND RESTATED

BY-LAWS

Table of Contents

Page
ARTICLE I
OFFICES AND SEAL

Section 1.1    Principal Office    1
Section 1.2    Delaware Office    1
Section 1.3    Seal    1
ARTICLE II
SHAREHOLDERS
Section 2.1    Annual Meetings    1
Section 2.2    Special Meetings    1
Section 2.3    Notice of Meetings    2
Section 2.4    Postponement and Adjournment    2
Section 2.5    Voting – Proxies    3
Section 2.6    Concerning Validity of Proxies, Ballots, Etc.    3
Section 2.7    Organization    4
Section 2.8    Record Date    4
Section 2.9    Voting Power    4
Section 2.10    Dollar Based Voting.    5
Section 2.11    Quorum; Required Vote    5
Section 2.12    Action Without Meeting    5
Section 2.13    Abstentions and Broker Non-Votes    5
Section 2.14    Application of this Article    6
ARTICLE III
BOARD OF TRUSTEES
Section 3.1    Regular Meetings    6
Section 3.2    Special Meetings    6
Section 3.3    Meetings by Telephone; Proxies    6
Section 3.4    Notice    6
Section 3.5    Waiver of Notice    6
Section 3.6    Quorum and Voting    7
Section 3.7    Action Without a Meeting    7
ARTICLE IV
COMMITTEES
Section 4.1    Establishment    7
Section 4.2    Proceedings, Quorum and Manner of Acting    7
Section 4.3    Powers of the Executive Committee    7

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Section 4.4    Audit Committee     7
Section 4.5    Other Committees    8
Section 4.6    Term Limits    8
ARTICLE V
BOARD CHAIRMAN AND TRUST OFFICERS
Section 5.1    General    8
Section 5.2    Appointment, Term of Office and Qualifications    8
Section 5.3    Resignation    8
Section 5.4    Removal    8
Section 5.5    Mandatory Retirement of Trustees    9
Section 5.6    Vacancies and Newly Created Offices    9
Section 5.7    Powers    9
Section 5.8    Subordinate Officers    9
Section 5.9    Remuneration    9
Section 5.10    Surety Bond    9
ARTICLE VI
EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES
Section 6.1    General    9
Section 6.2    Checks, Notes, Drafts, Etc.    9
Section 6.3    Voting of Securities    10
ARTICLE VII
MISCELLANEOUS
Section 7.1    Waiver of Notice    10
ARTICLE VIII
AMENDMENTS

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THIRD AMENDED AND RESTATED
BY-LAWS
OF
AMERICAN CENTURY ETF TRUST
These Third Amended and Restated By-laws (the “By-laws”) of American Century ETF Trust, a Delaware statutory trust, are subject to the Second Amended and Restated Agreement and Declaration of Trust of the Trust dated April 19, 2018, as from time to time amended, supplemented or restated (the “Declaration of Trust”). Capitalized terms used herein and not herein defined have the same meanings as in the Declaration of Trust and the provisions of Sections 8.5, 8.6, 8.7 and 8.11 of the Declaration of Trust shall apply to these By-laws mutatis mutandis. In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust control.
ARTICLE I
OFFICES AND SEAL
Section 1.1    Principal Office. The principal executive office of the Trust, and such additional offices as the Board of Trustees or the officers of the Trust may establish, shall be in such places as the Board of Trustees or the officers may, from time to time, determine.
Section 1.2    Delaware Office. The registered office of the Trust in the State of Delaware is located at The Corporation Trust Company, 1209 N Orange Street, Wilmington, DE 19801. The name of the registered agent of the Trust for service of process at such location is The Corporation Trust Company.
Section 1.3    Seal. The Board of Trustees may adopt a seal for the Trust in such form and with such inscription as the Trustees determine. The seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any Trustee or officer of the Trust shall have authority to affix the seal of the Trust to any document requiring the same.
ARTICLE II
SHAREHOLDERS
Section 2.1    Annual Meetings. There shall be no annual meetings of Shareholders for the election of Trustees or the transaction of any other business except as required by the 1940 Act or other applicable federal law or by the rules of any securities exchange on which Shares are listed for trading. In the event any annual meeting of Shareholders is to be held, it shall be held at the principal executive office of the Trust or as otherwise determined by the Board of Trustees.
Section 2.2    Special Meetings. Special meetings of Shareholders shall be held as provided herein or in the Declaration of Trust or as otherwise required by the 1940 Act or other applicable federal law. Special meetings of Shareholders shall be held at the principal executive office of the Trust, by means of remote communication, or as otherwise determined by the Board of Trustees. Except as required by federal law including the 1940 Act, Shareholders shall not be entitled to call, or to have the secretary call, special meetings of the Shareholders. To the extent required by federal law including the 1940 Act, special meetings of the Shareholders shall be called by the secretary upon the request of the Shareholders owning Shares representing at least the percentage of the total combined voting power of all Shares of the Trust issued and outstanding required by federal law including the

1940 Act, provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (b) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the secretary shall determine and specify to such Shareholders.
Section 2.3    Notice of Meetings. The secretary or an assistant secretary shall call a meeting of Shareholders by order pursuant to Section 2.2 by giving written notice of the place, date and hour, and general nature of the business to be transacted at that meeting not less than ten (10) days (or such other greater or lesser number of days as the Board of Trustees shall determine in its sole discretion, subject to applicable law and the requirements of any securities exchange on which Shares are listed for trading) before the date of the meeting, to each Shareholder entitled to vote at such meeting. Notice of any meeting of Shareholders shall be (i) given either by hand delivery, telephone, overnight courier, telegram, facsimile, telex, telecopier, electronic mail or other electronic means or by mail, postage prepaid, and (ii) given or addressed to the Shareholder at the phone number, address, facsimile number, e-mail address or other contact information of that Shareholder appearing on the books of the Trust or its transfer agent. Notice shall be deemed to have been given at the time when made by telephone, delivered personally, deposited in the mail or with an overnight courier or sent by telegram, facsimile, telex, telecopier, electronic mail or other means of communication. The business to be transacted at any special meeting shall be limited to that stated in such notice of the meeting. No notice of any meeting need be given to any Shareholder who attends such meeting in person or to any Shareholder who waives notice of such meeting (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting. In the absence of fraud, any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.
Section 2.4    Postponement and Adjournment. Prior to the date upon which any meeting of Shareholders is to be held, the Board of Trustees may postpone such meeting one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval, and for such period (without regard to the period before the meeting that notice was required to be given in accordance with Section 2.3 hereof) as the Board of Trustees shall determine by giving notice to each Shareholder entitled to vote at the meeting so postponed of the place, date and hour at which such meeting will be held. Such notice shall be given not fewer than two (2) days before the date of such meeting and otherwise in accordance with Section 2.3. Any Shareholders’ meeting may be adjourned by the chairman of the meeting one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval, for such period (without regard to the period before the meeting that notice was required to be given in accordance with Section 2.3 hereof) as the chairman shall determine, and as to one or more proposals regardless of whether action has been taken on other matters. No Shareholder vote shall be required for any adjournment. No notice of adjournment of a meeting to another time or place need be given to Shareholders if such time and place are announced at the meeting at which the adjournment is taken or notice is given to persons present at the meeting. Any adjourned meeting may be held at such time and place as determined by the Board of Trustees in its sole discretion. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. If, after a postponement or adjournment, a new record date is fixed for the postponed or adjourned meeting, the secretary shall give notice of the postponed or adjourned meeting to Shareholders of record entitled to vote at such meeting in accordance with Section 2.3 hereof. If a quorum is present with respect to any one or more proposals, the chairman of the meeting may, but shall not be required to, cause a vote to be taken with respect to any such proposal or proposals which vote can be certified as final and effective notwithstanding the adjournment of the meeting with respect to any other proposal or proposals.
Section 2.5    Voting – Proxies. At all meetings of the Shareholders, every Shareholder of record entitled to vote thereat shall be entitled to vote either in person or by proxy, which term shall include proxies provided by such Shareholder or duly authorized attorney through written, electronic, telephonic, computerized, facsimile, telecommunications, telex or oral communication or by any other form of communication, each pursuant to such voting procedures and through such systems as are authorized by the Board of Trustees or any officer of the Trust. Notwithstanding the foregoing, if a proposal is submitted to a vote of the Shareholders of any Series or Class by anyone other than the officers or Trustees, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, shares may be voted only in person or by written proxy. Proxies may be solicited in the name of one or more Trustees or one or more officers of the Trust.
Unless the proxy provides otherwise, it shall not be valid for more than eleven (11) months before the date of the meeting. All proxies shall be delivered to the secretary or other person responsible for recording the proceedings before being voted. A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless (ii) revoked by the person executing it before the vote pursuant to that proxy is taken (a) by a writing delivered to the Trust stating that the proxy is revoked, (b) by a subsequent proxy executed by such person, (c) attendance at the meeting and voting in person by the person executing that proxy, or (d) revocation by such person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. Unless revoked, any proxy given in connection with a postponed or adjourned meeting for which a new record date is fixed shall continue to be valid so long as the Shareholder giving such proxy is a Shareholder of record on such new such record date.
A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them in which case such proxy shall not be valid and no vote shall be received in respect of such Shares unless all persons holding such Shares shall agree on their manner of voting. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment of a Shareholders’ meeting.
Section 2.6    Concerning Validity of Proxies, Ballots, Etc. At every meeting of the Shareholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided below in this section, in which event such inspectors of election shall decide all such questions.
A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. Subject to the provisions of the Delaware Act, the Declaration of Trust, or these By-laws, the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, shall govern all matters concerning the giving, voting or validity of proxies, as if the Trust were a Delaware corporation and the Shareholders were stockholders of a Delaware corporation.

At any election of Trustees, the Board of Trustees prior thereto may, or, if they have not so acted, the chairman of the meeting may, appoint one or more inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspector at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Trustee shall be appointed as an inspector.
The chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and, to the extent required by federal law including the 1940 Act, but only to such extent, such vote shall be taken upon the request of the Shareholders owning Shares representing ten percent (10%) or more of the total combined votes of all Shares of the Trust issued and outstanding and entitled to vote on such election or matter.
Section 2.7    Organization. At every meeting of Shareholders, the chairman or, in the chairman’s absence, the president or, in the president’s absence, a vice-president or, in the absence of any of the foregoing officers, a chairman chosen by majority vote of the Shareholders present in person or by proxy and entitled to vote thereat, shall act as chairman. The secretary or, in the secretary’s absence, an assistant secretary, or, in the absence of either of the foregoing officers, a secretary of the meeting chosen by the chairman shall act as secretary at all meetings of Shareholders.
Subject to these By-laws, the Board of Trustees of the Trust shall be entitled to make such rules and regulations for the conduct of meetings of Shareholders as it shall deem necessary, appropriate or convenient, and, subject to these By-laws and such rules and regulations of the Board of Trustees, if any, the chairman of any meeting of the Shareholders shall determine the order of business and the procedures for conduct of business at the meeting, including regulation of the manner of voting, the conduct of discussion, the appointment of inspectors, the adjournment of the meeting, and the determination of all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes.
Section 2.8    Record Date. The Trustees may fix in advance a date, which date shall not be more than one hundred and twenty (120) days nor less than ten (10) days (or such other greater or lesser number of days as the Board of Trustees shall determine in its sole discretion, subject to applicable law and the requirements of any securities exchange on which Shares are listed for trading) before the date of any Shareholders’ meeting, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting (subject to the provisions of Section 6.2(e) of the Declaration of Trust with respect to redeemed Shares). Subject to the provisions of Section 6.2(e) of the Declaration of Trust with respect to redeemed Shares, the Shareholders of record entitled to vote at a Shareholders’ meeting shall be deemed the Shareholders of record at any meeting that has been postponed or reconvened after one or more adjournments, unless the Trustees have fixed a new record date.
Section 2.9    Voting Power. Notwithstanding any other provision of these By-laws, on any matters submitted to a vote of the Shareholders, all Shares of the Trust then entitled to vote shall be voted in aggregate, except: (a) when required by the 1940 Act, Shares shall be voted by individual Series or Class; (b) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Series, then only Shareholders of such Series shall be entitled to vote thereon; and (c) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon. Until Shares of a Series are issued, as to that Series the

Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, the Declaration of Trust or these By-laws.
Section 2.10    Dollar Based Voting. A Shareholder of a Series of the Trust shall be entitled to one vote for each dollar of net asset value per Share of such Series, on any matter on which such Shareholder is entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. All references in these By-Laws or the Amended and Restated Declaration of Trust to a vote of, or the holders of, a percentage of Shares shall mean a vote of or the holders of that percentage of total voting power representing dollars of net asset value of a Series or of the Trust.
Section 2.11    Quorum; Required Vote. Except when a larger quorum is required by federal law, including the 1940 Act, or the requirements of any securities exchange on which Shares are listed for trading, the presence in person or by proxy of Shareholders owning Shares representing one-third (1/3) or more of the total combined voting power of all Shares of each Series or Class, or of the Trust, as applicable, entitled to vote shall be a quorum for the transaction of business at a Shareholders’ meeting with respect to such Series or Class or with respect to the entire Trust, respectively. At all meetings of the Shareholders, a quorum being present, the Trustees shall be elected by a vote of a plurality of the votes cast by Shareholders present in person or by proxy and all other matters shall be decided by a majority of the votes cast by Shareholders present in person or by proxy; provided, that if the Declaration of Trust, these By-laws or applicable federal law permits or requires that Shares be voted on any matter by individual Series or Classes, then a majority of the votes cast by the Shareholders of that Series or Class present in person or by proxy shall decide that matter insofar as that Series or Class is concerned; provided, further, that if the matter to be voted on is one for which by express provision of the 1940 Act, a different vote is required, then in such case such express provision shall control the decision of such matter. There shall be no cumulative voting for Trustees. Subject to the provisions of Section 6.2(e) of the Declaration of Trust, only Shareholders of record shall be entitled to vote.
Section 2.12    Action Without Meeting. Any action to be taken by Shareholders may be taken without a meeting if a majority (or such greater amount as may be required by law) of the total combined votes of all Shares entitled to vote on the matter consent to the action in writing. A Shareholder may indicate their written consent either by written document or by telegram, facsimile, telex, telecopier, electronic mail, web portal, website, or other electronic means.Such written consents shall be filed with the records of Shareholders’ meetings. Such written consent shall be treated for all purposes as a vote at a meeting of the Shareholders. Subject to applicable law, no notice need be given either prior to or following taking action without a meeting by written consent.
Section 2.13    Abstentions and Broker Non-Votes. Subject to the provisions of Section 6.2(e) of the Declaration of Trust with respect to redeemed Shares, (1) Shares that abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval and (2) Shares held in “street name” as to which the broker or nominee with respect thereto indicates on the proxy that it does not have discretionary authority to vote with respect to a particular proposal will be counted as present and outstanding and entitled to vote for purposes of determining whether a quorum is present at a meeting, but will not be counted as Shares voted (votes cast) with respect to such proposal or proposals.

Section 2.14    Application of this Article. Meetings of Shareholders shall consist of Shareholders of any Series or Class thereof or of all Shareholders and this Article shall be construed accordingly.
ARTICLE III
BOARD OF TRUSTEES
Section 3.1    Regular Meetings. Regular meetings of the Board of Trustees shall be at such time and place as shall be fixed by the Trustees. Such regular meetings may be held without notice.
Section 3.2    Special Meetings. Special meetings of the Board of Trustees or any committee for any purpose or purposes shall be held whenever and wherever ordered by the Chairman of the Board, the president or by any two (2) Trustees.
Section 3.3    Meetings by Telephone; Proxies. Subject to any applicable requirements of the 1940 Act, (i) any meeting, regular or special, of the Board of Trustees (or any committee) may be held by conference telephone, video conference, Skype, WebEx, or other communications technology, by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting and (ii) at all meetings of the Trustees, every Trustee shall be entitled to vote by proxy, provided that such proxy shall, before or after such meeting, be delivered to the secretary or other person responsible for recording the proceedings of such meeting. To the extent permitted by the 1940 Act, a Trustee may provide any proxy through written, electronic, telephonic, video, computerized, website, facsimile, telecommunications, telex or by any other form of communication.
Section 3.4    Notice. Subject to any applicable requirements of the 1940 Act and except as otherwise provided, notice of any special meeting shall be given by the secretary or an assistant secretary to each Trustee, by sending by overnight courier or mailing to such person, postage prepaid, addressed to such person at the address as registered on the books of the Trust or, if not so registered, at such person’s last known address, a written or printed notification of such meeting at least four (or two in the case of the overnight courier) days before the meeting, or by sending notice of such meeting to such person at least 24 hours before the meeting, by prepaid telegram, addressed to such personat said registered address, if any, or if such person has no such registered address, at such person’s last known address, or by delivering such notice to such person at least 24 hours before the meeting, or by giving or sending such notice by telephone, facsimile, telex, telecopier, board web portal, website, electronic mail or other electronic means to such person at least 24 hours before the meeting; provided, however, that if in the judgment of the Chairman of the Board or the president, when either is calling the special meeting, the action proposed to be taken at the meeting is of such an urgent nature that 24 hours’ notice cannot reasonably be given, then notice may be given to each Trustee by telephone, facsimile, telex, telecopy, board web portal, website, electronic mail or other electronic means at least two hours before the meeting provided that each Trustee is afforded the opportunity to participate in such meeting by conference telephone or similar communications equipment as provided in Section 3.3.
Section 3.5    Waiver of Notice. No notice of any meeting need be given to any Trustee who attends such meeting in person (including, without limitation, via any medium constituting presence in person pursuant to Section 3.3 hereof) or to any Trustee who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting. Any written consent or waiver may be provided and delivered to the Trust by mail, overnight courier, telegram, facsimile, telex, telecopier, electronic mail or other electronic means.
Section 3.6    Quorum and Voting. At all meetings of the Board of Trustees the presence of a majority or more of the number of Trustees then in office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees unless the concurrence of a greater proportion is required for such action by the Declaration of Trust or federal law, including the 1940 Act.
Section 3.7    Action Without a Meeting. Except as otherwise provided under the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting if written consent to such action is given by a majority of the Trustees. Except as otherwise provided under the 1940 Act, a Trustee may indicate their written consent either by written document or by telegram, facsimile, telex, telecopier, electronic mail, board web portal, website, or similar electronic means. Copies of such written consents shall be filed with the minutes of the proceedings of the Board of Trustees. Such consents shall be treated for all purposes as a vote taken at a meeting of the Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, reasonable notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.
ARTICLE IV
COMMITTEES
Section 4.1    Establishment. The Board of Trustees shall maintain an Audit Committee and may designate one or more other committees of the Trustees, including an executive committee. The Trustees shall determine the number of members of each such other committee and its powers and shall appoint its members. The number and members of the Audit Committee shall be maintained in accordance with Section 4.4 hereof.
Section 4.2    Proceedings, Quorum and Manner of Acting. In the absence of an appropriate resolution of the Board of Trustees, any committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the absence of any member of any such committee (other than the Audit Committee), the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member. All action by any committee shall be reported to the Board of Trustees at its next meeting following such action.
Section 4.3    Powers of the Executive Committee. Except as further limited by the Board of Trustees or federal law including the 1940 Act, if an executive committee has been designated, when the Board of Trustees is not in session the executive committee shall have and may exercise all powers of the Board of Trustees in the management of the business and affairs of the Trust.
Section 4.4    Audit Committee. Subject to the qualifications imposed by applicable law and listing requirements, the Audit Committee shall be composed of all of the Trustees who are not “interested persons,” of the Trust as that term is defined in Section 2(a)(19) of the 1940 Act. The Audit Committee shall adopt a written charter outlining its duties and responsibilities.
Section 4.5    Other Committees. The Board of Trustees may appoint other committees, each consisting of one or more persons, who need not be Trustees. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Board of Trustees, but shall not exercise any power that under federal law including the 1940 Act may lawfully be exercised only by the Board of Trustees or a committee thereof.
Section 4.6    Term Limits. Committee chairs shall have a term limit of four years, or such shorter period as may be determined by Board resolution.
ARTICLE V
BOARD CHAIRMAN AND TRUST OFFICERS
Section 5.1    General. The officers of the Trust shall be a chairman of the Board of Trustees, a president, one or more vice-presidents, a secretary and a treasurer, and may include such other officers appointed in accordance with Section 5.8 hereof. The Board of Trustees may appoint, but shall not be required to appoint, a comptroller.
Section 5.2    Appointment, Term of Office and Qualifications. The Trustees shall appoint the officers of the Trust (unless such power has been delegated pursuant to Section 5.8 hereof). Each officer appointed by the Trustees, other than the chairman of the Board of Trustees, shall hold office until: (i) such person’s successor shall have been appointed and qualified, or (ii) such person’s earlier death, inability to serve, removal or resignation, or (iii) with respect to any officer who was an employee of American Century Companies, Inc. (“ACC”), a Delaware corporation, or one of its direct or indirect subsidiaries at the time of appointment, such person is no longer so employed. No officer need be a Shareholder.
The chairman of the Board of Trustees shall be chosen from among the Trustees and shall hold such office only so long as such person continues to be a Trustee. No other officer need be a Trustee. The term of the chairman of the Board shall be four years. A chairman may not serve consecutive terms if his or her tenure would exceed four years. All terms are limited by (i) the mandatory retirement age then in effect, or (ii) the vote for a shorter term by a majority of the Board of Trustees. Any person may hold one or more offices of the Trust except that the president may not hold the office of vice president, the secretary may not hold the office of assistant secretary, and the treasurer may not hold the office of assistant treasurer; provided further that a person who holds more than one office may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, verified or acknowledged by more than one officer.
Section 5.3    Resignation. Any officer may resign at any time by delivering a written resignation to the Board of Trustees, the chairman of the Board, the president, the secretary, or any assistant secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.
Section 5.4    Removal. Any officer may be removed from office with or without cause by the Board of Trustees. In addition, any officer or agent appointed in accordance with the provisions of Section 5.8 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Trustees.
Section 5.5    Mandatory Retirement of Trustees. Trustees are subject to the mandatory retirement provision contained in the Declaration of Trust.
Section 5.6    Vacancies and Newly Created Offices. Whenever a vacancy shall occur in any office or if any new office is created, the Trustees may fill such vacancy or new office or, in the case of any office created pursuant to Section 5.8 hereof, any officer upon whom such power shall have been conferred by the Board of Trustees may fill such vacancy.
Section 5.7    Powers. The officers of the Trust shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may be assigned to them from time to time by the Board of Trustees or the executive committee.
Section 5.8    Subordinate Officers. The Board of Trustees from time to time may appoint such other officers or agents as it may deem advisable, including one or more assistant treasurers and one or more assistant secretaries, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Trustees may determine. The Board of Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.
Section 5.9    Remuneration. The salaries or other compensation of the officers of the Trust shall be fixed from time to time by resolution of the Board of Trustees, except that the Board of Trustees may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any officers or agents. No officer who is an ACC employee shall receive compensation for service as an officer of the Trust.
Section 5.10    Surety Bond. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of such person’s duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust’s property, funds or securities accessed by such person.
ARTICLE VI
EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES
Section 6.1    General. All deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Trust shall be signed by the president, any vice president, the treasurer or secretary or an assistant treasurer or an assistant secretary, or as the Board of Trustees may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.
Section 6.2    Checks, Notes, Drafts, Etc. So long as the Trust shall employ a custodian to keep custody of the cash and securities of the Trust, all checks and drafts for the payment of money by the Trust may be signed in the name of the Trust by the custodian. Except as otherwise authorized by the Board of Trustees, all requisitions or orders for the assignment of securities standing in the name of the custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the Trust by the president or a vice president and by the treasurer or an assistant treasurer. Promissory notes, checks or drafts payable to the Trust may be endorsed only to the order of the custodian or its nominee and only by the treasurer or president or a vice president or by such other person or persons as shall be authorized by the Board of Trustees.
Section 6.3    Voting of Securities. Unless otherwise ordered by the Board of Trustees, the president or any vice president shall have full power and authority on behalf of the Trust to attend and to act and to vote, or in the name of the Trust to execute proxies to vote, at any meeting of shareholders of any company in which the Trust may hold stock. At any such meeting such officer shall possess and may exercise (in person or by proxy) any and all rights, powers and privileges incident to the ownership of such stock. The Board of Trustees may by resolution from time to time confer like powers upon any other person or persons.
ARTICLE VII
MISCELLANEOUS
Section 7.1    Waiver of Notice. Whenever any notice is permitted or required to be given by these By-laws or the Declaration of Trust or the laws of the State of Delaware, a waiver thereof provided or delivered to the Trust by mail, overnight courier, telegram, facsimile, telex, telecopier, electronic mail or other electronic means by the person or persons entitled to said notice, whether before or after the time such notice was to be given, shall be deemed equivalent thereto.
ARTICLE VIII
AMENDMENTS
These By-laws may only be amended by the Trustees of the Trust, and no Shareholder vote shall be required for any such amendment.

Adopted as of June 13, 2019